Exhibit 10.1

December 1, 2021

ROC Energy Acquisition Corp.

16400 Dallas Parkway

Dallas, Texas 75248

EarlyBirdCapital, Inc.

366 Madison Ave 8th Floor

New York, NY 10017

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between ROC Energy Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc. as representative (the “Representative”) of the several Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one right to receive one-tenth of one share of Common Stock (each, a “Right”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by him, her, or it, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), the undersigned will, as promptly as possible, cause the Company to pay in cash to the holders of IPO Shares a per-share price equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of interest released to the Company as permitted pursuant to the Trust Agreement, divided by the number of then outstanding IPO Shares.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to the shares of Founders’ Common Stock owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Rights, all rights of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Account, ROC Energy Holding, LLC (“Sponsor”) agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below $10.10 per share; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

3. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.” At the closing of the Business Combination, the Company may also pay consulting, success or finder fees to the undersigned or their respective affiliates in the event that such persons provide the Company with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate the Business Combination. The amount of any such fee, which shall not exceed an aggregate of $500,000 will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of the Company's audit committee pursuant to the audit committee's policies and procedures relating to transactions that may present conflicts of interest.

5. (a) The undersigned will place into escrow all shares of Founders’ Common Stock owned by him/her/it pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent.

(b) The undersigned agrees that the Private Units and underlying securities will not be transferable until 30 days after the completion of a Business Combination. Notwithstanding the foregoing, transfers of such securities are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any affiliate of the Sponsor or to any members of the Sponsor or any of their affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

6. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any suitable target business, subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

(b) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this letter, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. Each of the undersigned individuals agrees to be the director or officer of the Company as described in the Registration Agreement until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Each of the undersigned individuals’ biographical information previously furnished to the Company and the Representative is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all respects. The undersigned represents and warrants that:

(a) he/she/it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him/her/it or any partnership in which he/she/it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he/she/it was an executive officer at or within two years before the time of such filing;

(b) he/she/it has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her/its business or property, or any such partnership;

(c) he/she/it has never been convicted of fraud in a civil or criminal proceeding;

(d) he/she/it/ has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her/it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his/her/its right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g) he/she/it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) he/she/it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) he/she/it has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) he/she/it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) he/she/it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) he/she/it was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) he/she/it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her/it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) he/she/it has never been subject to any order of the SEC that orders him/her/it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) he/she/it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) he/she/it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) he/she/it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) he/she/it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act, or section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) he/she/it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

8. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a director and/or officer of the Company.

9. The undersigned hereby waives any right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether such shares be part of the Founders’ Common Stock or shares purchased by the undersigned in the IPO or in the aftermarket, and agrees not to seek conversion with respect to such shares in connection with any vote to approve a Business Combination (or sell such shares to the Company in a tender offer in connection with such a Business Combination).

10. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth of the Certificate of Incorporation prior to the consummation of a Business Combination unless the Company provides public stockholders with the opportunity to convert their shares of Common Stock upon such approval in accordance with such Article Sixth thereof.

11. (a) In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

(b) In the event that the Company is not able to consummate a Business Combination within 12 months and Sponsor requests that the Company extends the period of time to consummate a business combination up to two times, each by an additional three-month period pursuant to the Company’s Certificate of Incorporation (each an “Extension”), for each Extension the Sponsor will, upon five days advance notice prior to the applicable deadline, deposit into the Trust Account $1,800,000, or $2,070,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Unit in either case) pursuant to the terms of the Certificate of Incorporation and the Trust Agreement. Any such payments will be made in the form of non-interest bearing loans. If the Company completes its initial Business Combination, the Company will, at the option of the Sponsor, either (i) repay such loaned amounts out of the proceeds of the Trust Account released to the Company or (ii) convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Units. If the Company does not complete a Business Combination within the applicable period of time, the loans will not be repaid, and Sponsor agrees to waive its right to be repaid such loans. Sponsor is under no obligation to fund the Trust Account to extend the time for the Company to complete its initial Business Combination.

12. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

13. As used herein, (i) a “Business Combination” means a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” means all officers, directors and sponsor of the Company immediately prior to the IPO; (iii) “Founders’ Common Stock” means all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” means the shares of Common Stock issued in the Company’s IPO; (v) “Private Units” means the Units that are being sold privately by the Company to the Sponsor simultaneously with the consummation of the IPO; (vi) “Trust Agreement” means the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company being entered into in connection with the IPO and governing the use of funds held in the Trust Account; (vii) “Trust Account” means the trust account into which a portion of the net proceeds of the IPO will be deposited; and (viii) “Registration Statement” means the Company’s registration statements on Form S-1 (SEC File Nos. 333-260891 and 333-261456) filed with the Securities and Exchange Commission.

14. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error), except by a written instrument executed by all parties hereto.

15. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

ROC ENERGY HOLDINGS, LLC

By:	/s/ Joseph Drysdale
Name: Joseph Drysdale
Title: Managing Member

By:	/s/ Daniel Jeffrey Kimes
Name: Daniel Jeffrey Kimes

By:	/s/ Rosemarie Cicalese
Name: Rosemarie Cicalese

By:	/s/ Brian Minnehan
Name: Brian Minnehan

By:	/s/ Alberto Pontonio
Name: Alberto Pontonio

By:	/s/ Lee Canaan
Name: Lee Canaan

By:	/s/ Win Graham
Name: Win Graham

By:	/s/ Joseph Colonnetta
Name: Joseph Colonnetta

By:	/s/ Joseph Drysdale
Name: Joseph Drysdale

ROC Energy Acquisition Corp.

By:	/s/ Daniel Jeffrey Kimes
Name:	Daniel Jeffrey Kimes
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]